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                                                                   EXHIBIT 10.50

                         [LETTERHEAD OF BOS(USA), INC.]


                                                              September 25, 2002

FirstCity Financial Corporation
Waco, Texas 76712
Attention:  Jim Sartain, CEO

Dear Sirs:

         The undersigned, BoS (USA) Inc. (the "Lender"), hereby confirms that, subject to and substantially on the terms and conditions outlined below, it is prepared to extend to your wholly owned subsidiary, FirstCity Consumer Lending Corporation (the "Borrower" or "CLC"), on your behalf, the credit facility outlined below:

Borrower
--------
FirstCity Consumer Lending Corporation, a Texas corporation

Amount and Type of Facility
---------------------------
$16,000,000 term loan (the "Loan"), borrowable only on the Closing Date. As used herein, "Closing Date" shall mean the earlier of (x) the date that the loan is made, or (y) December 1, 2002.

Agent
-----
BOS (USA) Inc.

Use of Proceeds
---------------
Dividend to FirstCity Financial Corporation ("FC" or "Guarantor"), to be used by FC as follows: (i) to pay the cash portion of the purchase price payable to holders of its New Preferred Stock, par value $0.01 per share (the "Preferred Stock"), who tender their Preferred Stock pursuant to FC's Exchange Offer, and
(ii) the balance, in payment of indebtedness outstanding under FC's existing loan agreement with B-USA and Bank of Scotland (among others). As used herein, "Exchange Offer" shall mean FC's proposed offer to exchange each outstanding share of its Preferred Stock for, at the election of each holder thereof, either
(x) two shares of FC's common stock and $10.00 cash or (y) three shares of FC's common stock and $8.00 cash.

Interest Rate
-------------
1, 3, 6 or 9-month Libor (or such other period as Lender agrees to) plus 1.0% per annum, payable in arrears.

Interest will be paid at the end of each interest period and, in the case of Libor periods of more than three months, at the end of every third month.

Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. The agreement will contain standard increased cost provisions and Eurodollar indemnities relating to, among other things, reserve and capital adequacy requirements, funding and reemployment losses, change of law, withholding and other tax matters, and the like.


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Interest Rate After Default
---------------------------
2% in excess of then-current rate, but not less than 18% at any time after acceleration of the Loan or bankruptcy of the Borrower, FC or FirstCity Funding L.P., a Texas limited partnership ("Funding").

Arrangement Fee
---------------
As consideration for Lender agreeing to make the Loan and to do so on a non-recourse basis, CLC will pay Lender 20%:

         (x) of all proceeds and other amounts paid to CLC or any of its affiliates from any sale or other disposition (regardless of when such sale or other disposition occurs) of, and

         (y) of all dividends and other distributions (other than "tax distributions" required to be reinvested in Drive) paid to CLC or any of its affiliates by Drive Financial Services LP ("Drive") or Drive GP LLC ("Drive-GP") (regardless of when such dividend or other distribution occurs) on,

(i) CLC's beneficial interest in 20% of the outstanding partnership interests of Drive, and (ii) CLC's record interest in 20% of the outstanding membership interests of Drive-GP, in each case in excess of $16,000,000 in the aggregate. The obligation to pay the foregoing amounts will be a joint and several one of Borrower and Guarantor.

Lender shall also be entitled to the foregoing 20% (on the excess) to the extent that the aggregate proceeds from any foreclosure of its collateral for the Loan exceeds the amount Borrower owes it under the Loan Agreement (plus costs of foreclosure).

For purposes of the foregoing provisions, and those under "Mandatory Prepayments" below, amounts paid on or after the date of the Loan as interest on or in repayment of (or in redemption of) loans made on or after the date of the Loan by CLC or any of its affiliates to Drive in compliance with Section 4.7 of the Agreement Among Members shall be treated as dividends paid to CLC or the relevant affiliate at the time such payment of interest, principal or redemption payment is made.

CLC's obligation to pay this fee will be collateralized by a security interest in the same collateral that secures the Loan and the guarantee; these security interests will remain even after the Loan is paid off.

Maturity
--------
5 years from Closing Date.

Scheduled Amortization
----------------------
None

Mandatory Prepayments
---------------------
From 20/31 of (x) any proceeds payable to CLC or Funding from any sale or other disposition of CLC's record or beneficial interests in Drive and Drive-GP, and
(y) any dividends or other distributions (other than "tax distributions" required to be reinvested in Drive) paid in respect of CLC's record or beneficial interests in Drive and Drive-GP.

Voluntary Prepayments
---------------------
Permitted without penalty at any time.

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Recourse
--------
Both the Loan and the Guarantee will be "non-recourse" obligations, i.e. the Lender's recourse will not be to the general credit of the Borrower or Guarantor but only to the collateral pledged as security for their respective obligations (subject to certain exceptions).

The "non-recourse" provisions will not apply to (x) expenses incurred in connection with the enforcement and collection of the obligations after maturity (by acceleration or otherwise) if the enforcement of the obligation or judicial or non-judicial foreclosure proceedings with respect to the collateral is challenged or opposed by Borrower, Guarantor or any person or entity acting on behalf of either, or (y) any damages incurred due to (i) any fraud by Borrower or Guarantor, (ii) the misapplication of any funds that may come into Borrower's or Guarantor's possession or control, or (iii) the breach of certain representations or warranties made in the loan documents, or (iv) costs and expenses incurred in connection with any of the foregoing matters.

Security
--------
The facility will be secured by:

     o A perfected, first priority security interest in limited partnership interests in Drive Financial Services LP ("Drive Partnership Interests") held by Funding equal to 20% of all Drive Partnership Interests outstanding from time to time.

     o A perfected, first priority security interest in the limited liability company membership (and like) interests in Drive GP LLC ("Drive-GP Membership Interests") held by Borrower equal to 20% of all Drive Membership Interests outstanding from time to time.

     o A perfected, first priority security interest in limited partnership interests in FirstCity Funding L.P. ("Funding Partnership Interests") held by Borrower equal to 80% of all Funding Partnership Interests outstanding from time to time (or such greater or lesser amount as shall represent at the time a beneficial interest in 20% of all Drive Membership Interests outstanding at the time).

     o A perfected, first priority security interest in Funding Partnership Interests held by Drive Holdings LP equal to 20% of all Funding Partnership Interests outstanding from time to time.

     o Pledge (first priority) of 100% of the outstanding capital stock of FirstCity Funding GP Corp.

     o A perfected, first priority security interest in all proceeds and other amounts payable to CLC or any of its affiliates from any sale or other disposition of (i) its beneficial interest in 20% of all Drive Partnership Interests outstanding from time to time, and (ii) its record interest in 20% of all Drive Membership Interests outstanding from time to time.

     o Pledge (first priority) of 20/31 of the aggregate principal amount of all promissory notes issued by Drive to Funding or CLC which evidence monies reinvested by such entities of distributions received by them on account of tax distributions required to be made by Drive to Management Members (as defined in the June SPA, as hereafter defined).

Both Guarantor and Borrower will be prohibited from transferring, or granting any liens in, any equity interests owned by either of them that have been issued by any issuer of the equity interests in which the Lender is being granted liens. Lender acknowledges that liens currently exist, in favor of Bank of Scotland or certain of its affiliates, in all or much of the foregoing collateral.

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Lender shall not be required to elect which of the collateral to foreclose on but shall be entitled (subject to applicable law) to foreclose on such of the collateral as its chooses. Lender, however, will seek in the documentation for the Loan to provide that, if it is necessary to foreclose on equity interests pledged by Borrower or Guarantor that constitute or represent, directly or indirectly, more than 20% of all outstanding Drive Partnership Interests and 20% of all outstanding Drive Membership Interests, Lender will make equitable arrangements with the relevant pledgor to grant it a beneficial interest in such excess or to otherwise provide that the net proceeds of such excess, when monetized, will be paid to that pledgor.

Guarantor
---------
FirstCity Financial Corporation, a Delaware corporation

The Guaranty will be secured by a pledge (first priority) of all of Guarantor's stock in the Borrower, which shall constitute 100% of Borrower's capital stock.

Provisions
----------
The loan documents will contain various provisions including, but not limited to, conditions precedent to lending (including an opinion of counsel to the Relevant Entities), covenants, defaults and representations appropriate in Lender's opinion for the proposed credit facility. As used herein, "Relevant Entities" shall mean the Guarantor, the Borrower, Funding, FirstCity Funding GP Corp. ("Funding-GP"), Drive and Drive-GP.

Without limitation of the foregoing's generality, the loan documents will provide that a default under any other loan agreement to which Borrower or Guarantor is a party will constitute a default under the loan agreement with the Borrower for the Loan (said loan agreement, the "Loan Agreement").

Conditions Precedent
--------------------
Among the conditions precedent shall be:

Irrevocable acceptance of the Exchange Offer by holders of at least 80% of the outstanding shares of the Preferred Stock.

Effectiveness of the Registration Statement for the Exchange Offer and no legal action pending or threatened concerning it.

All required governmental and other approvals to the Loan and the transactions contemplated hereby received and in effect and all applicable waiting periods expired.

The facilities outstanding under FC's existing loan agreement with Bank of Scotland and affiliates (the "Existing FC Loan Agreement") shall have been restructured in a manner satisfactory to the bank.

A proposed new loan agreement between Bank of Scotland and FirstCity Commercial Corporation (or another mutually satisfactory subsidiary of FC), pursuant to which the bank would lend, subject to the terms and conditions thereof, term loans for the acquisition of distressed debt and revolving credit loans (said proposed agreement, the "Proposed New FC Loan Agreement"), shall have become effective and an initial loan made thereunder.

No Material Adverse Change, in the Lender's opinion, since December 31, 2001 with respect to the Drive Group taken as a whole or any member thereof, or with respect to the FC Group taken as a whole or certain specified subsidiaries of FC. Lender shall not have become aware of any previously undisclosed information with respect to any member of the FC Group, any Management Member, any Drive Entity or any Auto Entity which, in Lender's opinion, would have a Material Adverse Effect.

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No FC Party, Drive Entity, member of the BOS Group or Funding shall have been
(in Lender's opinion) the subject of ridicule, contempt or disgrace, or had its business, operations or reputation adversely affected, by virtue of any act (or omission to act) by any FC Party, any Management Member, any Drive Entity or any Auto Entity. Lender shall not have become aware of any previously undisclosed information with respect to any FC Party, any Management Member, any Drive Entity or any Auto Entity which, in Lender's opinion, would (if publicly disclosed) subject any FC Party, any Drive Entity, or any member of the BOS Group to ridicule, contempt or disgrace or adversely affect the business, operations or reputation of any FC Party, any Drive Entity, or any member of the BOS Group.

Capitalized terms defined in the foregoing two paragraphs and not otherwise defined have the meanings provided in the Securities Purchase Agreement dated as of June 11, 2002 (the "June SPA") to which Guarantor and Borrower were party, except that references in the definition of Material Adverse Change therein to "Agreement" and "Related Documents" shall be considered references to the Loan Agreement and documents related thereto.

(The inclusion herein of certain conditions precedent contained in the June SPA does not mean that other conditions precedent therein not specified herein (primarily, the relevant provisions of sections 5.1, 5.2, 5.4, 5.7, 5.9, 5.10, 5.11, 5.19, 5.20, 5.21) will not be conditions precedent to the making of the Loan.)

Execution of an intercreditor agreement among B-USA as lender under the Loan Agreement and the lenders under the Existing FC Loan Agreement and the Proposed New FC Loan Agreement.

Lender's receipt of, and satisfaction with, the year-to date financial statements of Guarantor, Borrower, Funding and Drive.

Drive-GP consent to the pledge of the Drive Partnership Interests by Funding and the Required Interest (as defined) of the members of Drive-GP to the pledge of the Drive Membership Interests.

To extent requested by Lender, amendments to charter documents or other assurances to assure no diminution in percentage of equity interests pledged as collateral.

All fees and expenses required to have been reimbursed to B-USA or its affiliates pursuant to the June SPA, whether by FC or Drive or otherwise, shall have been paid in full.

B-USA's obligations under the June SPA shall have been terminated.

A legal opinion of counsel for the Borrower to the effect, among other things, that the dividend proposed to be paid by the Borrower to the Guarantor is valid under applicable law.

Purchase by FC of the 20% ownership in First City Holdings, currently held by senior management, on terms satisfactory to all parties.

Expenses
--------
All charges and expenses (including those of special and local counsel, and accountants and other external third parties) incurred by Lender or its affiliates in connection with the proposed credit facility, including but not limited to legal costs incurred in connection with the preparation of this letter agreement and other appropriate legal documents and stamp or other recording taxes or charges, shall be for the Borrower's and Guarantor's account whether or not the transaction hereby contemplated shall be consummated.

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Indemnification
---------------
The Guarantor and the Borrower hereby jointly and severally agree to indemnify the Lender and its affiliates and their respective present and future officers, directors, employees and agents (collectively the "Indemnified Parties" ) against, and agree to hold the Indemnified Parties harmless from, any and all liability, losses, damages and expenses (including reasonable counsel fees and expenses) of any kind whatsoever which may be incurred by any of the Indemnified Parties arising out of, in any way connected with, or as a result of (i) the execution and delivery of this letter agreement and the transactions contemplated hereby, the Loan Agreement, any other document contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, or (ii) any claim, action, suit, investigation or proceeding relating to the Borrower or Guarantor or any affiliate thereof or the Collateral, whether or not the Indemnified Party is a party thereto or target thereof; provided that the foregoing indemnity shall not apply to any such liability, losses, damages or expenses of an Indemnified Party to the extent arising from the willful misconduct or gross negligence of such Indemnified Party, provided that such willful misconduct or gross negligence is determined to have occurred by a final and non-appealable decision of a court of competent jurisdiction; and provided further the foregoing indemnities shall not be for the benefit of any of the following, and none of the following shall be considered an "Indemnified Party," regardless of the capacity in which such person or entity shall seek indemnification or to be considered such a party: any MG Entity or any Management Member (in each case as defined in the June SPA)

Governing Law
-------------
THE CREDIT FACILITY DOCUMENTATION (INCLUDING THIS LETTER) WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK except to the extent that the security interests created under the security documentation are governed by the laws of another jurisdiction. BORROWER AND THE GUARANTOR AGREE TO SUBMIT TO THE JURISDICTION OF STATE AND FEDERAL COURTS IN NEW YORK IN ANY LITIGATION RELATING TO THE LENDER OR ITS AFFILIATES, THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Lender
------
At Lender's discretion, an affiliate of the Lender may make the Loan instead of the Lender.
                                  ------------

         EACH OF THE BORROWER, THE GUARANTOR AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LETTER AGREEMENT, THE PROPOSED LOAN, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER, THE GUARANTOR, ANY OTHER RELEVANT ENTITY, ANY MANAGEMENT MEMBER, ANY MG ENTITY, OR THE LENDER OR ANY AFFILIATE THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

         The foregoing provisions concerning governing law, expenses, indemnification and waiver of jury trial shall become effective immediately upon the execution and delivery hereof by you and shall remain operative and in full force and effect whether or not the Loan Agreement or any other document contemplated hereby shall be executed and delivered, and regardless of the expiration or termination of the offers made by this letter and regardless of any investigation made by or on behalf of the Lender or any of its affiliates or any of he Relevant Parties.

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         Our willingness to provide the credit facility outlined above is conditioned upon our entering into of legal documents in form and substance satisfactory to us and our counsel, which may include terms and conditions not expressly described herein, expressly or otherwise.

         It is understood and agreed that this letter agreement has been prepared for your benefit only and may not be relied on by any other person or entity.

         If the foregoing is acceptable to you, please so indicate by signing and returning to us a copy of this letter (by telecopier) on or before 5 p.m. (New York time) September 26, 2002 (or such later date as the Lender shall have agreed to in writing), the date on which the offers set forth in this letter will otherwise expire.

         This letter may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

                                          Very truly yours,
                                          BOS (USA) INC.

                                          By /s/ Jim Halley
                                            ------------------------------------
                                            Jim Halley, President
Accepted as of
September 26, 2002
FIRSTCITY FINANCIAL CORPORATION

By /s/ James T. Sartain
  -------------------------------
  James T. Sartain, President

AGREED TO:
FIRSTCITY CONSUMER LENDING CORPORATION

By /s/ James T. Sartain
  -------------------------------
  James T. Sartain
  Chairman of the Board